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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                           ARDENT HEALTH SERVICES LLC

                  This Certificate of Formation of Ardent Health Services LLC (the "LLC"), dated as of June 1, 2001, is being duly executed and filed by Michael B. Pereira, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code Sections 18-101 et seq.).

                  FIRST:   The name of the limited liability company formed
         hereby is:

                           Ardent Health Services LLC

                  SECOND: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

                  THIRD:   The name and address of the registered agent for
         service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                /s/ Michael B. Pereira
                                                --------------------------------
                                                Michael B. Pereira
                                                Authorized Person